Exhibit 99.1

Artificial Life, Inc. Announces New Funding

Hong Kong, January 3, 2008 - Hong Kong based Artificial Life, Inc. (OTC BB: ALIF), a leading provider of award-winning mobile 3G technology and applications, today announced the completion of a private placement of common stock and warrants to several investors, raising gross proceeds of approximately $6.5 million.

Artificial Life, Inc. sold approximately 3.8 million shares at $1.70 per share and issued warrants for the purchase of up to 1.8 million additional shares of common stock at $1.50 per share. After the transaction the number of outstanding shares is 43,845,509. The fully diluted number of shares issued is 52,367,310. The warrants are exercisable for a period of two or three years. Oppenheimer & Co. Inc. acted as the placement agent for Artificial Life, Inc. on this transaction.

“As we continue to ramp up our business, we are pleased to complete this financing, which provides us with greater financial flexibility to pursue new business opportunities, including potential acquisitions as they present themselves. We are currently seeing strong revenue growth and expect to report EBITDA profitability for the fourth quarter of 2007 and currently expect these trends to continue in the upcoming year due to the increased sales of our mobile products, a diversification into new mobile business areas and a greater overall global market penetration. We will continue to expand and to create and deliver innovative mobile technologies and products in 2008,” said Eberhard Schoneburg, CEO of Artificial Life, Inc.

Neither the issuance of the shares of Artificial Life's common stock nor the warrants in connection with the private placement has been registered under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. If the resale of shares by the investor is subject to the conditions of Rule 144(e), (f) and (h) at any time after six months following the closing date, then the Company shall file a registration statement with the SEC within thirty (30) days after receipt of a written request from the investor to cover the resale of the common stock as well as the common stock issuable upon exercise of the warrants. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Artificial Life's common stock or warrants.

About Artificial Life, Inc.

Artificial Life, Inc. (OTC BB: ALIF) is a public US corporation headquartered in Hong Kong with offices in Berlin (EMEA headquarters) and Tokyo. We are a leading global full service provider of award winning mobile technology, mobile TV, content, games and business applications (see also our Company's homepage: www.artificial-life.com and our m-commerce website www.botme.com).

Contact

Artificial Life, Inc.

Ada Fong

Tel: (+852) 3102 2800

e-mail: ir@artificial-life.com

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our future results of operations, financial condition and business prospects. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or the negative of these terms or other comparable terminology. Although such statements are based on our own information and information from other sources we believe to be reliable, you should not place undue reliance on them. These statements involve risks and uncertainties, and actual market trends or our actual results of operations, financial condition or business prospects may differ materially from those expressed or implied in these forward looking statements for a variety of reasons. Potential risks and uncertainties include, but are not limited to, our ability to obtain additional funding to operate and grow our business; the unproven potential of our mobile gaming business model; changing consumer preferences and uncertainty of market acceptance of our products; timely adoption and availability of 3G mobile technology; market acceptance for use of mobile handheld devices to play the interactive games; unpredictable mobile game development schedules; our reliance on a relatively small number of brands; our ability to license brands from others; our dependence upon resellers and telecommunication carriers and operators to distribute our products; our ability to successfully develop, introduce, and sell new or enhanced products in a timely manner; and the timing of new product announcements or introductions by us or by our competitors. For additional discussion of these risks and uncertainties and other factors, please see the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB filed on April 2, 2007. We assume no obligation to update any forward-looking statements, which apply only as of the date of this press release.